UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015

OSIRIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.                                        Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) Osiris Therapeutics, Inc. (the “Company”) previously disclosed in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (“Third Quarter 2015 Form 10-Q”) that it had undertaken a review of the timing of revenue recognition under contracts with its distributors.  As a result of this review, the Company determined to correct the revenue recognition for three contracts, which resulted in a decrease in product revenues of $1.8 million in the first quarter of 2015, a decrease in product revenues of $1.0 million in the second quarter of 2015, an increase in product revenues of $0.8 million in the third quarter of 2015 and a decrease in product revenues of $1.1 million in 2014.  Each of these transactions are net of applicable cost of sales.  These corrections were reflected in the Third Quarter 2015 Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 16, 2015.

Restatements of Interim Quarterly Periods Ending March 31, 2015 and June 30, 2015

While the impact of these modifications to the Company’s revenue recognition practices for certain distribution contracts is immaterial to its annual financial statements for the year ended December 31, 2014, the impact on the quarterly periods ending March 31, 2015 and June 30, 2015 is material.  As a result, the Company will restate its previously issued interim financial statements for first quarter and second quarter of 2015 through the filing of amended Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015.  These amended quarterly reports will be filed with the SEC as soon as administratively possible. On November 16 2015, management of the Company, in consultation with the Audit Committee of the Board of Directors and the Company’s independent registered public accounting firm, concluded that investors should no longer rely on the Company’s previously issued financial statements for the quarterly periods ended March 31, 2015 and June 30, 2015 and on any prior earnings releases or other communications relating to such periods.

Background

Under US GAAP, revenue is generally recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed and determinable, and collectability is probable. The Company previously recognized revenue under these three distributor contracts which was reflected in the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2014 and its unaudited financial statements in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015.

Upon subsequent review in connection with the Company’s review of its third quarter 2015 financial statements, the Company determined, in consultation with its independent registered public accounting firm, that the transactions did not meet certain conditions for revenue recognition in the fourth quarter of 2014, and the first and second quarters of 2015.  For one transaction in the fourth quarter of 2014, the Company determined that the persuasive evidence of an arrangement was not met until January 2015 and the price was not fixed and determinable in the quarter that the revenues were previously recognized, nor was it determined to be fixed and determinable as of the first quarter of 2015. As a result, the Company is required to account for the contract with this distributor under the cash basis of accounting, which means that revenues are recognized when cash receipts are actually received.  Correcting this revenue recognition error in one contract will result in an increase in product revenues of approximately $0.8 million, net of cost of sales, in the third quarter of 2015 and a decrease in product revenues of approximately $1.1 million, net of cost of sales, in the fourth quarter of 2014.  The approximate $0.3 million difference between the $0.8 million increase in product revenues for the third quarter of 2015 and the $1.1 million decrease in product revenues in 2014 will not be included as an accounts receivable as of the end of the third quarter of 2015, but will be recorded as product revenue in future periods when and if such amounts are actually received.

The Company also sold product to the same distributor during the first quarter of 2015. The Company is also recognizing this sale on the cash basis of accounting. Correcting this revenue recognition error will result in a decrease in product revenues of approximately $0.8 million, net of cost of sales, in the first quarter of 2015.  The $0.8 million of accounts receivable will not be included as an accounts receivable as of the end of the first quarter of 2015, but will be recorded as product revenue in future periods when and if such amounts are actually received.

Also during the first quarter of 2015, the Company recognized a $0.7 million sale, net of cost of sales, to a distributor that ordered products for sale outside of the United States. During its review of all distributor contracts undertaken during the third quarter 2015 period close process, the Company also determined that revenue recognition of this first quarter 2015 transaction is appropriate in a future period when the distributor achieves full regulatory approval in the country where they will be selling the product. This determination was made because the distributor has the right to return the product if regulatory approval is not achieved.

During the third quarter of 2015, the Company received final pricing information from another distributor which showed the average price for product sales during the year. This distributor first sold product for the Company during the first quarter of 2015. The distributor has the right to sell the product at any price, as long as it is sold above a contractually set minimum price. The impact of this price adjustment was $0.3 million revenue reduction during the first quarter 2015 and $1.0 million reduction during the second quarter 2015. The revenue adjustment was offset by a reduction in costs of goods sold, commissions and fees related to that revenue. This adjustment was preliminarily recorded during the third quarter of 2015, but a determination was made to adjust previous quarters to reflect the proper impact of the adjustment to previously reported periods. The Company believes that this revenue was fixed and determinable at the time of revenue recognition during the first and second quarters of 2015 given that the contract sets an agreed-upon minimum price.

The following tables present the effects of the corrections on the Company’s financial statements for the first and second quarters of 2015:

	As Previously Reported
	Q1 2015	Q2 2015
Product revenues	$21,003	$23,688
Cost of product revenue	4,609	5,142
Gross profit	16,394	18,546
Selling, general, and administrative expenses	12,911	14,526
Income taxes expense	612	367
Income (loss) from continuing operations	1,377	1,164
Net income (loss)	1,377	1,164
Diluted income (loss) per share	$0.04	$0.03
Trade accounts receivable, net	$32,022	$38,598
Inventory	$11,939	$13,348
Total liabilities	$15,128	$14,185
Total stockholders’ equity	$86,484	$88,822

	Adjustments
	Q1 2015	Q2 2015
Product revenues	$(1,788)	$(957)
Cost of product revenue	(319)	—
Gross profit	(1,469)	(957)
Selling, general, and administrative expenses	(175)	(497)
Income taxes expense	(402)	(91)
Income (loss) from continuing operations	(892)	(369)
Net income (loss)	(892)	(369)
Diluted income (loss) per share	$(0.02)	$(0.01)
Trade accounts receivable, net	$(2,860)	$(3,817)
Inventory	$555	$555
Total liabilities	$(630)	$(1,350)
Total stockholders’ equity	$(2,305)	$(3,262)

	Restated
	Q1 2015	Q2 2015
Product revenues	$19,215	$22,731
Cost of product revenue	4,290	5,142
Gross profit	14,925	17,589
Selling, general, and administrative expenses	12,736	14,029
Income taxes expense	210	276
Income (loss) from continuing operations	485	795
Net income (loss)	485	795
Diluted income (loss) per share	$0.02	$0.02
Trade accounts receivable, net	$29,162	$34,781
Inventory	$12,494	$13,903
Total liabilities	$14,498	$12,835
Total stockholders’ equity	$84,179	$85,560

	Percentage Change
	Q1 2015	Q2 2015
Product revenues	(8.51)%	(4.04)%
Cost of product revenue	(6.92)%	0.00%
Gross profit	(8.96)%	(5.16)%
Selling, general, and administrative expenses	(1.36)%	(3.42)%
Income taxes expense	(65.69)%	(24.80)%
Income (loss) from continuing operations	(64.78)%	(31.70)%
Net income (loss)	(64.78)%	(31.70)%
Diluted income (loss) per share	(50.00)%	(33.33)%
Trade accounts receivable, net	(8.93)%	(9.89)%
Inventory	4.65%	4.16%
Total liabilities	(4.16)%	(9.52)%
Total stockholders’ equity	(2.67)%	(3.67)%

The preliminary revisions set forth in the table above are based on currently available information and are subject to change during the course of the Company’s process to restate prior quarterly financial statements.  Until the process is complete, additional information may become available that could cause the Company’s preliminary revisions to change.

Controls and Procedures

As previously disclosed in the Company’s Third Quarter Form 10-Q, due to the material weakness in internal control over financial reporting described below, our management, including our Chief Executive Officer and Chief Financial Officer, re-evaluated its conclusions regarding our disclosure controls and procedures and concluded that our disclosure controls and procedures were not effective as of December 31, 2014, March 31, 2015, and June 30, 2015 solely because of the material weakness that existed at that time.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Management identified the following control deficiency that constituted a material weakness in our internal control over financing reporting that existed as of December 31, 2014, March 31, 2015, and June 30, 2015:

The Company did not design and maintain controls to ensure that (1) adequate written documentation existed for contracts with distributors in order to ensure that persuasive evidence of the contractual arrangement existed and the terms were fixed and determinable with respect to revenue recognition and (2)

adequate analysis and documentation existed for new distributor contracts to ensure timely and accurate recording of revenue in accordance with GAAP.

Management has concluded that this material weakness, if un-remediated, could have, in future reporting periods, resulted in a material misstatement to the Company’s annual or interim consolidated financial statements that would not have been prevented or detected by its internal controls. Accordingly, management has determined that this control deficiency constituted a material weakness.  Management’s report on internal controls over financial reporting for the year ended December 31, 2014 should no longer be relied upon.  Additionally, the opinion of our independent registered public accounting firm on the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2014 should no longer be relied upon.

The Company’s management is implementing certain enhancements and remedial measures to its internal control over financial reporting to specifically ensure that adequate written documentation and related controls exist for proper accounting of distributor contracts.  They will continue to monitor the effectiveness of these processes, procedures and controls and will make any further changes deemed appropriate.

Forward Looking Statements

Certain matters discussed in Item 4.02 of this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such forward-looking statements include statements regarding materiality or significance, the quantitative effects of the restated financial statements, and any anticipated conclusions of the Company, the Audit Committee or management. We caution you not to place undue reliance on any such forward-looking statements. Several factors could cause actual results, as well as our expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of our disclosure controls and procedures, and the effectiveness of our internal control over financial reporting, to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to, include the risk that additional information may arise prior to the expected filing with the SEC of the restated financial statements, the preparation of our restated financial statements or other subsequent events that would require us to make additional adjustments, as well as inherent limitations in internal controls over financial reporting. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC, including its Annual Reports on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

By:	/s/ GREGORY I. LAW
Gregory I. Law
Chief Financial Officer (Principal Financial Officer)

Date: November 20, 2015